                                                                     Ex-99.17(h)

Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
PARTNERS SMALL CAP EQUITY FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2009


RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH LONG-TERM GROWTH OF
CAPITAL.


                            (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholders,

The first quarter of 2009 dampened hopes of a market recovery and the volatility that has dominated the markets for several quarters persisted. However, by March, optimism was renewed with the beginning of a long awaited market rally. Although market rallies can be fleeting, recent reports on the housing market and consumer spending signaled that the economy may not be deteriorating at the pace that it did last year.

As investors attempted to ride out the storm, the national personal savings rate reached 5% in January, the highest recorded rate in 14 years. This compares with a savings rate of just 0.1% the previous year. The personal savings rate has been widely reported by the media for years as evidence that consumers are debt-laden. With limited credit lending, consumers are now relearning the importance of personal savings.

TURNING UNCERTAINTY INTO OPPORTUNITY
In the current environment, your long-term goals most likely have not changed; however, fear and uncertainty may have changed how you are saving for your financial goals. Even the most dedicated investors have been challenged in this environment to remain committed to their long-term financial plans. To help investors counteract uncertainty and make good decisions during market declines, RiverSource Investments launched the "Turning Uncertainty into Opportunity" campaign. Its purpose is to help investors realize the importance of staying invested in difficult market conditions and sticking with their investment plan. Highlights of the program include:

> Every decline creates opportunities. Although it may seem that there are no good investments in this environment, there are solutions and strategies that can help position your portfolio for a market recovery. Talk with your financial professional about asset classes that have historically led market recoveries.


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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

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> Solutions for your portfolio. Whether you are cautious or optimistic about investing, there are opportunities in the market. Solutions that may be appropriate include adding yield to your portfolio and taking advantage of sectors that stand to benefit from an eventual market upturn.

A NEW PERSPECTIVE
Gaining a new perspective on your financial picture in light of all the economic changes can help you invest on the road to recovery. Your financial professional can assist you in identifying opportunities and gaps in your existing financial plan so that you can restore your confidence in the markets and set your priorities. Investments such as RiverSource(R) Single-Strategy funds, Advice-Built(R) solutions and Advanced Alpha(R) strategies may each be part of an overall financial plan. Stay the course with your investment strategy in order to meet your long-term goals, and diversify your portfolios to better match your own risk tolerance and objectives.

Recessions have always ended. Savvy investors understand that economic indicators often lag a market rebound, and the best way to take part in a rebound is to prepare for a recovery now.
Thank you for investing with RiverSource mutual funds.


/s/ STEPHEN R. LEWIS, JR.    /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.        Patrick T. Bannigan
Chairman of the Boards       President,
                             RiverSource Family of Funds






  For more information
  about any of the funds
  in the RiverSource Family
  of Funds, go online to
  RiverSource.com (for
  RiverSource and
  Threadneedle funds) or
  Seligman.com (for
  Seligman funds); or call
  1(800) 221-2450.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 7 a.m. to
  6 p.m. Central time.






--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL 1(800) 221-2450. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

It's important to know that alternative investments, such as those which comprise the RiverSource Advanced Alpha Strategies, involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above-average tolerance for risk. There is no guarantee that the strategies will be successful.

Diversification does not assure a profit or protect against loss.

There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. In general, bond prices rise when interest rates fall and vice versa. This effect is more pronounced for longer-term securities.

Sector funds are subject to greater volatility than more broadly diversified funds.

RiverSource mutual funds are distributed by RiverSource Fund Distributors, Inc, Member FINRA, and managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.

(C)2009 RiverSource Investments, LLC.


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    5

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   17

Statement of Assets and
  Liabilities......................   28

Statement of Operations............   29

Statements of Changes in Net
  Assets...........................   30

Financial Highlights...............   31

Notes to Financial Statements......   36

Report of Independent Registered
  Public Accounting Firm...........   51

Federal Income Tax Information.....   53

Board Members and Officers.........   54

Approval of Investment Management
  Services Agreement...............   58

Proxy Voting.......................   61




--------------------------------------------------------------------------------
             RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Partners Small Cap Equity Fund (the Fund) Class A shares declined
  36.25% (excluding sales charge) for the 12-month period ended May 31, 2009.

> The Fund underperformed its benchmark, the Russell 2000(R) Index, which declined 31.79% during the same 12-month period.

> The Fund also underperformed its peer group, as represented by the Lipper
  Small-Cap Core Funds Index, which fell 30.81% during the same period.

ANNUALIZED TOTAL RETURNS (for period ended May 31, 2009)
--------------------------------------------------------------------------------


                                                              Since
                                                            inception
                                  1 year  3 years  5 years    3/8/02
---------------------------------------------------------------------
RiverSource Partners Small Cap
  Equity Fund Class A
  (excluding sales charge)       -36.25%  -12.28%   -2.04%    -0.14%
---------------------------------------------------------------------
Russell 2000 Index (unmanaged)   -31.79%  -10.13%   -1.18%    +1.36%
---------------------------------------------------------------------
Lipper Small-Cap Core Funds
  Index                          -30.81%   -9.20%   -0.26%    +1.78%
---------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MAY 31, 2009
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 3/8/02)         -36.25%  -12.28%   -2.04%    -0.14%
-----------------------------------------------------------------------
Class B (inception 3/8/02)         -36.63%  -12.95%   -2.78%    -0.88%
-----------------------------------------------------------------------
Class C (inception 3/8/02)         -36.51%  -12.89%   -2.74%    -0.88%
-----------------------------------------------------------------------
Class I (inception 3/4/04)         -35.73%  -12.20%   -1.88%    -2.85%
-----------------------------------------------------------------------
Class R4 (inception 3/8/02)        -36.08%  -12.13%   -1.85%    +0.04%
-----------------------------------------------------------------------

With sales charge
Class A (inception 3/8/02)         -39.91%  -14.00%   -3.19%    -0.96%
-----------------------------------------------------------------------
Class B (inception 3/8/02)         -39.80%  -13.94%   -3.04%    -0.88%
-----------------------------------------------------------------------
Class C (inception 3/8/02)         -37.14%  -12.89%   -2.74%    -0.88%
-----------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third* years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.

* For Class B shares purchased on or after June 13, 2009, the CDSC percentage for the third year will be 3%.


--------------------------------------------------------------------------------
             RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
                          MEDIUM   SIZE
           X              SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO*
(as of the current prospectus)
--------------------------------------------------------------------------------

                                            Net fund and
               Total fund    Net fund       acquired fund
                expenses   expenses(a)  fees and expenses(b)
------------------------------------------------------------
Class A           1.76%       1.28%             1.30%
------------------------------------------------------------
Class B           2.53%       2.05%             2.07%
------------------------------------------------------------
Class C           2.52%       2.04%             2.06%
------------------------------------------------------------
Class I           1.17%       0.83%             0.85%
------------------------------------------------------------
Class R4          1.47%       1.13%             1.15%
------------------------------------------------------------



(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2010, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.05% for the year ended May 31, 2009), will not exceed 1.33% for Class A, 2.10% for Class B, 2.09% for Class C, 0.88% for Class I and 1.18% for Class R4.

(b) In addition to the Fund's total annual operating expenses that the Fund bears directly, the Fund's shareholders indirectly bear the expenses of acquired funds in which the Fund invests. The Fund's "acquired fund fees and expenses," based on its investment in the acquired funds, was 0.02% for the year ended May 31, 2009.

* Fund expense ratios are calculated based on the fund's average net assets during the fund's most recently completed fiscal year, and have not been adjusted for current asset levels, including any decrease or increase in assets, which, if adjusted, would result in expense ratios that are higher or lower, respectively, than those that are expressed herein. Any fee waivers/expense caps would limit the impact that any decrease in assets will have on net expense ratios in the current fiscal year.

Investments in small-capitalization companies involve greater risks and volatility than investments in larger, more established companies.


--------------------------------------------------------------------------------
4  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------

RiverSource Partners Small Cap Equity Fund is managed by three independent money management firms that each invest a portion of Fund assets in a blend of growth and value small company stocks. The goal is to provide long-term growth of capital. As of May 31, 2009, Lord, Abbett & Co. LLC (Lord Abbett) managed approximately 38% of the Fund's portfolio, Jennison Associates LLC (Jennison) managed approximately 34% of the Fund's portfolio, and American Century Investment Management, Inc. (American Century) managed approximately 28% of the Fund. On August 10, 2009, the Fund will no longer be subadvised by Lord Abbett, Jennison and American Century.

Dear Shareholders,

RiverSource Partners Small Cap Equity Fund Class A shares declined 36.25% (excluding sales charge) for the 12-months ended May 31, 2009. The Fund underperformed its benchmark, the Russell 2000(R) Index (Russell Index), which fell 31.79%. The Fund lagged its peer group, as

SECTOR DIVERSIFICATION(1) (at May 31, 2009; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                      9.1%
------------------------------------------------
Consumer Staples                            4.2%
------------------------------------------------
Energy                                      6.8%
------------------------------------------------
Financials                                 14.6%
------------------------------------------------
Health Care                                14.3%
------------------------------------------------
Industrials                                21.7%
------------------------------------------------
Information Technology                     19.6%
------------------------------------------------
Materials                                   3.8%
------------------------------------------------
Telecommunication Services                  2.6%
------------------------------------------------
Utilities                                   1.7%
------------------------------------------------
Other(2)                                    1.6%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.

    Percentages indicated are based upon total investments (excluding Investments of Cash Collateral Received for Securities on Loan) as of May 31, 2009. The Fund's composition is subject to change.

(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
             RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------


represented by the Lipper Small-Cap Core Funds Index, which declined 30.81% for the period.

SIGNIFICANT PERFORMANCE FACTORS
LORD ABBETT: The largest detractor from our portion of the Fund's performance during the fiscal year was stock selection and a relative overweight position within the producer durables sector. Shares of ACTUANT CORP., an industrial products manufacturer, fell after management announced weak earnings resulting from deteriorating demand in its cyclical end markets. Negative stock selection within the healthcare sector also hampered performance during the year. PSYCHIATRIC SOLUTIONS, a behavioral health services provider, underperformed due to its financial leverage and fourth quarter earnings miss and guidance reduction. Another health services company, AMEDISYS, struggled over concerns that the new administration's budget cuts to healthcare reimbursements would significantly impact home health providers. Our portfolio's relative overweight within the energy sector also had a negative impact on performance, as energy-related areas corrected more severely than any others during the period.


TOP TEN HOLDINGS (at May 31, 2009; % of portfolio assets)
---------------------------------------------------------------------

Power Integrations                          0.9%
------------------------------------------------
HCC Insurance Holdings                      0.9%
------------------------------------------------
Watsco                                      0.9%
------------------------------------------------
optionsXpress Holdings                      0.8%
------------------------------------------------
Heartland Express                           0.8%
------------------------------------------------
SBA Communications Cl A                     0.7%
------------------------------------------------
United Natural Foods                        0.7%
------------------------------------------------
IDEX                                        0.7%
------------------------------------------------
Knight Transportation                       0.7%
------------------------------------------------
PSS World Medical                           0.7%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
6  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

Positive stock selection, as well as a relative overweight within the auto and transportation sector, was the largest contributor to performance during the period. HEARTLAND EXPRESS, a trucking company, experienced a volatile year, but was able to post small gains overall. Impressive cost management has allowed this company to weather the economic pressures thus far. Stock selection within the financial services sector also benefited performance. HILB, ROGAL & HOBBS, an insurance brokerage firm, posted strong gains following its acquisition by WILLIS GROUP HOLDINGS in October. Positive stock selection added to performance in the consumer staples sector. HANSEN NATURAL, a beverage company that sells Monster Energy drinks, benefited from continued strong demand and better than expected international sales.

JENNISON: The top individual detractor from our portion of the portfolio's performance was aluminum production company CENTURY ALUMINUM (CENX). Rising global inventories caused a significant decline in the price of aluminum. At current prices, much of the world capacity for aluminum is operating below cash cost at current metal prices. We are optimistic about the long-term outlook for the aluminum market, but became concerned about the impact an economic slowdown in Asia could have on near- to intermediate-term global demand and decided to eliminate our position.

We were penalized for weak stock selection in health care. Clinical research organization KENDLE INTERNATIONAL was the most significant detractor from this group. The company's stock price suffered after management announced expected first quarter weakness due to a historically high project cancellation rate, delays in new contract signings and a challenging pricing environment that has caused Kendle to lose market share to competitors. We are concerned about the lack of near-term visibility and possible future project cancellations and are carefully monitoring this holding. Shares of integrated medical device technology company INTEGRA LIFESCIENCES HOLDINGS also declined due to weak financial results. We continue to be encouraged by strong performance of the company's orthopedic and extremity reconstruction products; however, decreased capital equipment spending at hospitals remains a risk to our investment thesis.


--------------------------------------------------------------------------------
             RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------

Select holdings from the industrials sector also hurt performance. Among these were ACTUANT, which manufactures a range of industrial products and systems. The company has significant exposure to consumer-related end markets and we decided to liquidate this position after revising our revenue estimates to reflect expectations of continued weakness in consumer spending.

The most significant positive contribution to the relative performance of our portion of the Fund came from the telecom services sector, largely due to the strong performance of CENTENNIAL COMMUNICATIONS and SBA COMMUNICATIONS. The November announcement that AT&T agreed to acquire Centennial, which provides regional wireless and broadband communications services in the United States and Puerto Rico, gave shares a substantial boost. SBA Communications leases wireless communications towers to wireless service providers. During the fourth quarter, shares suffered in sympathy with other telecom services companies, which tend to have highly leveraged balance sheets. We were very comfortable with SBA Communications' leverage, given its ability to generate free cash flow and the expected visibility of its earnings over the next two to three years and we took advantage of this weakness to opportunistically add to our position. As we expected, many companies, such as SBA Communications, whose stock prices were impacted by fears of their inability to refinance short term debt, have recovered and should continue to outperform in 2009. In our opinion, the wireless tower industry continues to represent a strong business model with both solid growth and defensive characteristics.

Positions in the energy sector also helped the performance of our portion of the Fund. Exploration and production companies CONCHO RESOURCES and PETROHAWK ENERGY CORP. were notable contributors from this area. These companies have recently benefited from elevated commodity prices as the price of oil moved higher due to a combination of improved sentiment regarding the economic recovery and a weakening U.S. dollar. We retain a positive outlook for our energy holdings as we believe the most easily-exploited producing areas for many commodities have largely been tapped. It is costlier to both develop new production and extend the life of existing areas. In our view, it is the costs of incremental production

--------------------------------------------------------------------------------
8  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


that will keep commodity prices higher than most expectations over the long term, which should continue to benefit our holdings in this sector.

AMERICAN CENTURY: The underperformance of our portion of the Fund resulted primarily from stock selection, which detracted in eight of ten market sectors, most notably in the information technology, industrials, and consumer discretionary sectors. The biggest individual detractors included aerospace components maker ESTERLINE TECHNOLOGIES, which reported lower-than-expected earnings amid slowing air traffic and order deferrals; electrical equipment manufacturer WOODWARD GOVERNOR, which provided a gloomy outlook for 2009; oil and gas producer STONE ENERGY, which was hit hard by declining fuel prices and an ill-timed acquisition; and auto parts maker TRW AUTOMOTIVE HOLDINGS, which plummeted as the domestic auto industry sought government assistance to stave off bankruptcy.

The only two sectors in which stock selection added value during the period were telecommunication services and materials. An overweight position in containers and packaging producers generated the bulk of the outperformance in the materials sector, led by paper products manufacturer ROCK-TENN, which advanced sharply as falling energy prices reduced production costs and the company made a beneficial acquisition. In the telecom services sector, regional telecom services provider CENTURYTEL was the top contributor as the company reported robust earnings and completed an important acquisition. The top relative performer was home health care services provider


  Market volatility has enabled us to take advantage of high quality companies at attractive valuations.
  -- Lord Abbett






--------------------------------------------------------------------------------
             RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


APRIA HEALTHCARE, which was acquired by a private equity firm in late 2008.

CHANGES TO THE FUND'S PORTFOLIO
LORD ABBETT: Over the course of the past fiscal year, we increased our portion of the portfolio's allocation to the consumer discretionary sector, reducing the relative underweight position. Market volatility has enabled us to take advantage of high quality companies at attractive valuations. Within the auto and transportation sector, we increased our exposure to the trucking industry, moving to a relative overweight position in this area.

We reduced our portion of the portfolio's overweight position within the producer durables sector during the period. Energy was reduced on an absolute basis, but as the benchmark's weighting also decreased, our portfolio's overweight actually increased, on a relative basis. Our technology weighting was reduced from a slight overweight to an underweight position, relative to the benchmark.

JENNISON: We significantly decreased our weighting in the industrials sector, based on our expectation that many holdings in this area would experience slower sales growth and be among the last companies to recover from the economic downturn. We increased positions in energy and information technology where we were able to find relatively high quality, sustainable growth companies which we were able to purchase at what we believed to be attractive valuations.

AMERICAN CENTURY: Changes to our portion of the portfolio are driven by our bottom-up stock selection process, which evaluates companies using a balanced set of growth and value criteria. Based on this process, we notably increased our positions in medical and surgical supplies producer OWENS & MINOR, restaurant operator CEC ENTERTAINMENT, and Esterline Technologies. In contrast, we substantially reduced our positions in scientific instruments maker METTLER-TOLEDO INTERNATIONAL, chemicals producer CELANESE, and children's apparel retailer GYMBOREE, all of which were among the portfolio's largest holdings at the beginning of the period.



--------------------------------------------------------------------------------
10  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                            (LOGO - AMERICAN CENTURY)

                  AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                          (LOGO - JENNISON ASSOCIATES)

                            JENNISON ASSOCIATES, LLC

                              (LOGO - LORD ABBETT)

                              LORD ABBETT & CO. LLC

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE  ----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Partners Small Cap Equity Fund Class A shares (from 3/8/02 to 5/31/09) as compared to the performance of two widely cited performance indices, the Russell 2000(R) Index and the Lipper Small-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distributions paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at May 31, 2009
                                                                                    SINCE
                                                                                  INCEPTION
                                                     1 YEAR   3 YEARS   5 YEARS     3/8/02
RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $6,009    $6,361    $8,502     $9,331
-------------------------------------------------------------------------------------------
        Average annual total return                 -39.91%   -14.00%    -3.19%     -0.96%
-------------------------------------------------------------------------------------------
RUSSELL 2000 INDEX(1)
        Cumulative value of $10,000                  $6,821    $7,258    $9,424    $11,027
-------------------------------------------------------------------------------------------
        Average annual total return                 -31.79%   -10.13%    -1.18%     +1.36%
-------------------------------------------------------------------------------------------
LIPPER SMALL-CAP CORE FUNDS INDEX(2)
        Cumulative value of $10,000                  $6,919    $7,485    $9,869    $11,359
-------------------------------------------------------------------------------------------
        Average annual total return                 -30.81%    -9.20%    -0.26%     +1.78%
-------------------------------------------------------------------------------------------



Results for other share classes can be found on page 3.


--------------------------------------------------------------------------------
12  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND LINE GRAPH)

                 RIVERSOURCE PARTNERS
                       SMALL CAP
                      EQUITY FUND
                        CLASS A                                 LIPPER SMALL-CAP
                    (INCLUDES SALES         RUSSELL 2000           CORE FUNDS
                        CHARGE)               INDEX(1)              INDEX(2)
                 --------------------    ------------------     ----------------
3/8/02                $ 9,425                 $10,000                $10,000
5/02                    8,790                   9,780                  9,805
8/02                    7,083                   7,871                  8,040
11/02                   7,446                   8,213                  8,307
2/03                    6,538                   7,312                  7,433
5/03                    7,990                   8,979                  8,834
8/03                    8,935                  10,159                  9,912
11/03                   9,825                  11,192                 10,836
2/04                   10,712                  12,022                 11,690
5/04                   10,345                  11,699                 11,510
8/04                   10,032                  11,312                 11,269
11/04                  11,557                  13,124                 12,973
2/05                   12,081                  13,169                 13,100
5/05                   11,856                  12,849                 12,728
8/05                   12,651                  13,927                 13,815
11/05                  13,038                  14,194                 14,137
2/06                   14,138                  15,354                 15,159
5/06                   13,822                  15,192                 15,176
8/06                   13,271                  15,230                 14,850
11/06                  14,306                  16,668                 16,097
2/07                   14,791                  16,868                 16,448
5/07                   16,251                  18,066                 17,843
8/07                   15,102                  16,960                 16,801
11/07                  14,480                  16,472                 16,397
2/08                   13,111                  14,770                 15,053
5/08                   14,635                  16,163                 16,418
8/08                   13,900                  16,030                 15,671
11/08                   8,732                  10,303                 10,012
2/09                    7,400                   8,511                  8,600
5/09                    9,331                  11,027                 11,359




(1) The Russell 2000 Index, an unmanaged index, measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Small-Cap Core Funds Index includes the 30 largest small-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE  ---------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2009.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                                                               DIRECT AND
                                                                  DIRECT        INDIRECT
                                  BEGINNING        ENDING        EXPENSES       EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING    PAID DURING
                                 DEC. 1, 2008   MAY 31, 2009  THE PERIOD(a)  THE PERIOD(b)
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(c)                         $1,000       $1,068.50        $ 6.70(d)      $ 6.81(d)
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.45        $ 6.54(d)      $ 6.64(d)
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(c)                         $1,000       $1,066.70        $10.67(d)      $10.77(d)
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,014.61        $10.40(d)      $10.50(d)
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(c)                         $1,000       $1,066.70        $10.61(d)      $10.72(d)
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,014.66        $10.35(d)      $10.45(d)
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(c)                         $1,000       $1,073.80        $ 4.39(d)      $ 4.50(d)
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.69        $ 4.28(d)      $ 4.38(d)
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(c)                         $1,000       $1,070.60        $ 5.94(d)      $ 6.04(d)
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.20        $ 5.79(d)      $ 5.89(d)
------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued)  ---------------------------------------------

ANNUALIZED EXPENSE RATIOS

                                    FUND'S     ACQUIRED FUND
                                  ANNUALIZED      FEES AND    NET FUND
                                EXPENSE RATIO     EXPENSES    EXPENSES
----------------------------------------------------------------------
Class A                             1.30%           .02%        1.32%
----------------------------------------------------------------------
Class B                             2.07%           .02%        2.09%
----------------------------------------------------------------------
Class C                             2.06%           .02%        2.08%
----------------------------------------------------------------------
Class I                              .85%           .02%         .87%
----------------------------------------------------------------------
Class R4                            1.15%           .02%        1.17%
----------------------------------------------------------------------


(a) Expenses are equal to the annualized expense ratio for each class, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Expenses are equal to the annualized expense ratio for each class plus the acquired fund fees and expenses, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(c) Based on the actual return for the six months ended May 31, 2009: +6.85% for Class A, +6.67% for Class B, +6.67% for Class C, +7.38% for Class I and +7.06% for Class R4.
(d) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2010, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.33% for Class A, 2.10% for Class B, 2.09% for Class C, 0.88% for Class I and 1.18% for Class R4. Any amounts waived will not be reimbursed by the Fund. This change was effective June 1, 2009. Had this change been in place for the entire six month period ended May 31, 2009, the actual direct expenses paid would have been: $6.60 for Class A, $10.56 for Class B, $10.51 for Class C, $4.29 for Class I and $5.83 for Class R4; the hypothetical direct expenses paid would have been: $6.44 for Class A, $10.30 for Class B, $10.25 for Class C, $4.18 for Class I and $5.69 for Class R4. Additionally, had this change been in place for the entire six month period ended May 31, 2009, the actual direct and indirect expenses paid would have been: $6.70 for Class A, $10.67 for Class B, $10.61 for Class C, $4.39 for Class I and $5.94 for Class R4; the hypothetical direct and indirect expenses paid would have been: $6.54 for Class A, $10.40 for Class B, $10.35 for Class C, $4.28 for Class I and $5.79 for Class R4.


--------------------------------------------------------------------------------
16  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS  ------------------------------------------------------

MAY 31, 2009
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES


COMMON STOCKS (97.9%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (2.5%)
American Science & Engineering                          1,073                 $67,095
Applied Signal Technology                               1,652(d)               34,576
Ceradyne                                                3,072(b)               69,427
Cubic                                                   2,006                  76,529
Curtiss-Wright                                         24,100                 705,648
Esterline Technologies                                  3,584(b,d)             97,987
HEICO                                                   7,800(d)              272,064
HEICO Cl A                                              5,900                 175,525
Hexcel                                                 34,900(b,d)            373,081
Moog Cl A                                              34,349(b,d)            820,941
Orbital Sciences                                        6,904(b,d)            101,627
Teledyne Technologies                                   3,817(b)              125,465
TransDigm Group                                         2,259(b,d)             88,598
Triumph Group                                           2,189(d)               86,268
                                                                      ---------------
Total                                                                       3,094,831
-------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.4%)
Hub Group Cl A                                          4,108(b)               81,174
UTI Worldwide                                          31,200(b,c)            409,032
                                                                      ---------------
Total                                                                         490,206
-------------------------------------------------------------------------------------

AIRLINES (0.1%)
SkyWest                                                 6,102                  62,546
-------------------------------------------------------------------------------------

AUTO COMPONENTS (0.1%)
Autoliv                                                   528(c)               14,668
HAWK Cl A                                               6,126(b)               81,782
Superior Inds Intl                                      2,271                  27,434
TRW Automotive Holdings                                 3,471(b,d)             30,961
                                                                      ---------------
Total                                                                         154,845
-------------------------------------------------------------------------------------

BEVERAGES (0.5%)
Hansen Natural                                         15,400(b,d)            564,872
Heckmann                                                5,400(b,d)             22,140
                                                                      ---------------
Total                                                                         587,012
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (0.9%)
Alkermes                                                  500(b)                4,070
Cubist Pharmaceuticals                                 35,119(b)              599,130
Emergent BioSolutions                                   1,796(b,d)             19,648
Enzon Pharmaceuticals                                   3,740(b,d)             29,995
Martek Biosciences                                     24,009                 508,751
                                                                      ---------------
Total                                                                       1,161,594
-------------------------------------------------------------------------------------

BUILDING PRODUCTS (0.2%)
Apogee Enterprises                                      3,466(d)               42,701
Gibraltar Inds                                          5,714                  44,112
Lennox Intl                                             1,601                  49,647
NCI Building Systems                                    2,600(b,d)             11,700
Simpson Mfg                                             4,590(d)               95,656
                                                                      ---------------
Total                                                                         243,816
-------------------------------------------------------------------------------------

CAPITAL MARKETS (2.1%)
Calamos Asset Management Cl A                          13,925(d)              172,949
Eaton Vance                                             8,700(d)              235,769
Evercore Partners Cl A                                  6,300(d)              121,716
Gladstone Capital                                      24,900                 177,537
Investment Technology Group                             5,486(b)              114,109
Knight Capital Group Cl A                               4,123(b)               70,957
LaBranche & Co                                          1,276(b)                5,500
optionsXpress Holdings                                 76,954(d)            1,315,143
Stifel Financial                                          770(b)               33,526
SWS Group                                               3,475(d)               44,515
thinkorswim Group                                         630(b)                6,357
TradeStation Group                                     11,251(b)               92,258
Waddell & Reed Financial Cl A                           7,300(d)              178,120
                                                                      ---------------
Total                                                                       2,568,456
-------------------------------------------------------------------------------------

CHEMICALS (1.6%)
Airgas                                                  5,200                 219,752
Albemarle                                              22,100                 623,661
CF Inds Holdings                                        1,345                 104,426
Innophos Holdings                                       1,810                  28,218
Koppers Holdings                                        9,852                 249,157
Minerals Technologies                                     314                  12,284
OM Group                                                3,612(b)               95,718
Schulman A                                              3,550                  53,002


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
CHEMICALS (CONT.)
Scotts Miracle-Gro Cl A                                13,857                $475,295
Solutia                                                13,613(b)               66,704
                                                                      ---------------
Total                                                                       1,928,217
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (2.6%)
Bank of Hawaii                                          3,250(d)              121,648
Bank of the Ozarks                                     31,300(d)              791,576
Central Pacific Financial                               3,988(d)               23,848
City Natl                                               1,140(d)               41,690
Commerce Bancshares                                     3,382                 106,432
Community Bank System                                   4,092(d)               63,426
CVB Financial                                           5,907(d)               37,509
FirstMerit                                              2,348(d)               40,872
Glacier Bancorp                                         7,555(d)              125,186
NBT Bancorp                                             4,398(d)               96,492
PacWest Bancorp                                         1,299                  18,355
Prosperity Bancshares                                  13,994(d)              392,672
Signature Bank                                          3,739(b)              101,140
SPDR KBW Regional Banking ETF                          25,517(d)              517,995
Sterling Bancshares                                     9,062(d)               57,453
SVB Financial Group                                     4,404(b,d)            118,688
TCF Financial                                           2,977(d)               42,750
Tompkins Financial                                        774(d)               37,423
Trustmark                                               1,903                  37,280
UMB Financial                                           4,832(d)              193,908
United Bankshares                                       2,042                  43,066
Valley Natl Bancorp                                     6,677(d)               81,056
Westamerica Bancorporation                                877                  45,481
Wilshire Bancorp                                        2,268                  10,932
                                                                      ---------------
Total                                                                       3,146,878
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (2.2%)
ABM Inds                                                5,394(d)               87,275
ATC Technology                                          2,683(b)               39,118
Clean Harbors                                           6,250(b)              340,750
Comfort Systems USA                                     4,783                  44,625
Knoll                                                  41,435(d)              287,145
Mobile Mini                                            28,000(b,d)            353,080
PRG-Schultz Intl                                        3,974(b)               11,405
Sykes Enterprises                                      58,600(b)              955,180
Tetra Tech                                              6,750(b,d)            173,273
Waste Connections                                      17,500(b,d)            444,500
                                                                      ---------------
Total                                                                       2,736,351
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (3.4%)
ADTRAN                                                 29,400(d)              610,932
ARRIS Group                                            17,342(b)              210,185
Avocent                                                 3,013(b,d)             42,182
Blue Coat Systems                                      13,039(b,d)            184,763
Ciena                                                  12,100(b,d)            133,100
CommScope                                              34,800(b,d)            913,151
Comtech Telecommunications                              3,153(b)               91,878
F5 Networks                                            17,100(b,d)            543,096
Harmonic                                               12,132(b)               70,123
InterDigital                                            2,809(b)               71,967
NETGEAR                                                38,100(b)              534,543
Neutral Tandem                                          2,203(b)               63,887
ORBCOMM                                                63,300(b,d)             97,482
PC-Tel                                                  2,514(b)               13,978
Riverbed Technology                                    17,600(b,d)            353,584
Sierra Wireless                                         4,750(b,c)             30,851
Symmetricom                                             5,342(b)               27,458
Tekelec                                                 7,175(b)              117,168
                                                                      ---------------
Total                                                                       4,110,328
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (0.5%)
Adaptec                                                10,275(b)               27,948
Hutchinson Technology                                   2,374(b,d)              5,009
Lexmark Intl Cl A                                       3,776(b)               61,700
Novatel Wireless                                        4,727(b)               55,211
Stratasys                                              19,600(b,d)            205,016
Synaptics                                               6,843(b,d)            240,327
                                                                      ---------------
Total                                                                         595,211
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.5%)
Chicago Bridge & Iron                                   1,400(c)               18,074
EMCOR Group                                            17,079(b)              383,765
Furmanite                                               1,594(b)                6,408
Insituform Technologies Cl A                            4,126(b)               60,198
Michael Baker                                           3,061(b)              128,654
                                                                      ---------------
Total                                                                         597,099
-------------------------------------------------------------------------------------



See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

CONSUMER FINANCE (0.1%)
Cash America Intl                                       3,613                 $83,171
First Cash Financial Services                           3,225(b)               48,730
World Acceptance                                        2,121(b,d)             42,484
                                                                      ---------------
Total                                                                         174,385
-------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.9%)
Crown Holdings                                          5,465(b)              128,428
Rock-Tenn Cl A                                         12,996                 498,786
Silgan Holdings                                         2,497                 110,517
Sonoco Products                                        13,900                 338,604
                                                                      ---------------
Total                                                                       1,076,335
-------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (0.6%)
Capella Education                                       2,527(b,d)            131,884
Hillenbrand                                             7,434                 127,567
Lincoln Educational Services                           21,200(b,d)            390,929
Pre-Paid Legal Services                                   971(b)               41,132
Universal Technical Institute                           2,262(b,d)             31,464
                                                                      ---------------
Total                                                                         722,976
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (0.1%)
Financial Federal                                       3,107(d)               77,022
Interactive Brokers Group Cl A                          5,080(b)               75,540
                                                                      ---------------
Total                                                                         152,562
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (1.5%)
CenturyTel                                              4,843(d)              149,407
Consolidated Communications Holdings                   29,100(d)              299,730
Iowa Telecommunications Services                       13,500(d)              159,840
NTELOS Holdings                                        36,700                 655,829
tw telecom                                             49,800(b,d)            590,628
                                                                      ---------------
Total                                                                       1,855,434
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.7%)
Central Vermont Public Service                          1,111                  17,954
Cleco                                                  35,084(d)              717,818
Maine & Maritimes                                         537                  20,648
Unisource Energy                                        4,465                 113,590
                                                                      ---------------
Total                                                                         870,010
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (2.0%)
Acuity Brands                                           5,078(d)              138,020
AO Smith                                               14,861(d)              445,681
Belden                                                 28,300                 518,456
Brady Cl A                                              7,751(d)              192,070
GrafTech Intl                                          21,648(b,d)            220,160
Hubbell Cl B                                            2,706                  89,866
Regal-Beloit                                           16,600(d)              655,866
Thomas & Betts                                          4,976(b)              152,664
                                                                      ---------------
Total                                                                       2,412,783
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (2.9%)
Anixter Intl                                           16,800(b,d)            689,136
Benchmark Electronics                                   8,488(b)              103,554
Brightpoint                                             7,236(b,d)             42,837
Celestica                                              40,854(b,c)            269,228
Cognex                                                  4,257(d)               55,724
CTS                                                     3,855                  22,243
Dolby Laboratories Cl A                                 2,196(b,d)             79,188
Electro Scientific Inds                                 4,316(b,d)             38,671
FARO Technologies                                      27,500(b)              424,325
Gerber Scientific                                       3,210(b,d)             10,368
Insight Enterprises                                     1,726(b)               13,031
Itron                                                   1,806(b,d)            105,362
Keithley Instruments                                      933                   4,012
LoJack                                                  1,169(b)                3,881
Mercury Computer Systems                                2,073(b)               15,630
Methode Electronics                                    29,246                 170,797
Newport                                                 4,586(b,d)             26,782
Plexus                                                 18,400(b)              335,984
RadiSys                                                 2,671(b)               23,131
ScanSource                                             42,200(b,d)          1,044,029
SYNNEX                                                  2,332(b,d)             60,352
TTM Technologies                                        5,242(b)               46,654
                                                                      ---------------
Total                                                                       3,584,919
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (2.1%)
Atwood Oceanics                                         6,805(b,d)            180,060
BASiC Energy Services                                  13,312(b)              134,717


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
ENERGY EQUIPMENT & SERVICES (CONT.)
CARBO Ceramics                                         12,775(d)             $483,151
Complete Production Services                           16,700(b)              118,236
Dril-Quip                                              17,426(b,d)            720,043
ENGlobal                                                1,360(b)                7,439
Lufkin Inds                                               605                  27,455
Matrix Service                                          3,124(b)               35,364
Oil States Intl                                        12,063(b)              315,206
Pride Intl                                             14,100(b)              341,502
Unit                                                    5,661(b,d)            189,700
                                                                      ---------------
Total                                                                       2,552,873
-------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (1.2%)
Nash Finch                                              1,759                  51,556
Ruddick                                                11,300                 284,308
Spartan Stores                                          3,026(d)               37,553
United Natural Foods                                   49,510(b,d)          1,125,362
                                                                      ---------------
Total                                                                       1,498,779
-------------------------------------------------------------------------------------

FOOD PRODUCTS (2.3%)
B&G Foods Cl A                                         35,900                 260,275
Cosan Cl A                                             28,100(b,c,d)          143,591
Darling Intl                                           59,685(b,d)            451,815
Diamond Foods                                           2,041(d)               60,189
Green Mountain Coffee Roasters                          2,221(b)              185,387
J&J Snack Foods                                        18,888                 708,678
Lancaster Colony                                        1,676                  77,213
Overhill Farms                                          9,873(b)               53,610
Sanderson Farms                                         5,691(d)              248,185
TreeHouse Foods                                        23,289(b,d)            622,515
                                                                      ---------------
Total                                                                       2,811,458
-------------------------------------------------------------------------------------

GAS UTILITIES (0.8%)
Atmos Energy                                            9,977                 239,449
Laclede Group                                           6,592                 204,879
New Jersey Resources                                    5,235                 174,168
Northwest Natural Gas                                   1,208(d)               51,268
South Jersey Inds                                       3,143                 104,913
Southwest Gas                                           1,643                  34,142
UGI                                                     8,304                 200,209
                                                                      ---------------
Total                                                                       1,009,028
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (3.5%)
Abaxis                                                  5,700(b,d)             99,693
American Medical Systems Holdings                       9,997(b)              151,654
Conmed                                                  4,702(b,d)             74,057
Cooper Companies                                       31,080(d)              823,931
Cyberonics                                              4,161(b)               60,293
Edwards Lifesciences                                      937(b)               59,818
Greatbatch                                              8,182(b,d)            169,040
Haemonetics                                             2,532(b)              134,778
ICU Medical                                             1,604(b,d)             58,001
IDEXX Laboratories                                      8,500(b,d)            355,725
Immucor                                                37,800(b)              568,890
Integra LifeSciences Holdings                          26,100(b,d)            677,556
Invacare                                               11,973(d)              203,302
Kensey Nash                                             3,602(b,d)             90,194
Natus Medical                                          12,100(b,d)            123,662
STERIS                                                  1,078(d)               25,473
Symmetry Medical                                       63,800(b)              490,622
Thoratec                                                5,486(b,d)            137,589
                                                                      ---------------
Total                                                                       4,304,278
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (6.4%)
Air Methods                                            17,500(b,d)            461,825
Amedisys                                               24,900(b,d)            757,458
AMERIGROUP                                             22,096(b)              637,691
AmSurg                                                  1,041(b,d)             19,446
CardioNet                                               7,100(b,d)            125,741
Catalyst Health Solutions                              37,080(b,d)            793,140
Centene                                                31,050(b,d)            564,489
Emergency Medical Services Cl A                         3,609(b)              111,879
Gentiva Health Services                                 3,349(b)               53,350
HealthSpring                                            6,293(b)               61,105
HMS Holdings                                            2,732(b,d)             96,030
LHC Group                                              11,231(b)              259,099
LifePoint Hospitals                                    23,200(b,d)            632,200
Magellan Health Services                                3,970(b)              118,544
Molina Healthcare                                       1,817(b)               43,499
MWI Veterinary Supply                                   6,972(b,d)            203,792
PharMerica                                              4,005(b,d)             70,248
PSS World Medical                                      69,282(b,d)          1,113,361
Psychiatric Solutions                                  39,900(b,d)            736,155


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
HEALTH CARE PROVIDERS & SERVICES (CONT.)
RehabCare Group                                         2,073(b)              $45,233
VCA Antech                                             40,200(b,d)            975,653
                                                                      ---------------
Total                                                                       7,879,938
-------------------------------------------------------------------------------------

HEALTH CARE TECHNOLOGY (0.3%)
Phase Forward                                          27,700(b)              387,800
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (2.0%)
AFC Enterprises                                        12,581(b)               87,564
Bally Technologies                                      4,166(b,d)            116,648
CEC Entertainment                                       9,603(b)              308,544
Cheesecake Factory                                     18,200(b)              311,402
Chipotle Mexican Grill Cl B                             4,000(b,d)            272,880
Choice Hotels Intl                                      5,287(d)              144,282
Cracker Barrel Old Country Store                        2,758(d)               86,656
Einstein Noah Restaurant Group                            968(b)                7,638
Isle of Capri Casinos                                   1,370(b,d)             18,002
Panera Bread Cl A                                       3,359(b)              178,833
PF Chang's China Bistro                                 3,294(b,d)            105,210
Ruth's Hospitality Group                                2,293(b)                8,851
Texas Roadhouse Cl A                                   48,600(b,d)            565,219
WMS Inds                                                6,388(b,d)            226,582
                                                                      ---------------
Total                                                                       2,438,311
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.7%)
Harman Intl Inds                                        3,698                  68,931
Meritage Homes                                          3,816(b)               79,640
Mohawk Inds                                             4,600(b)              176,042
Universal Electronics                                  27,217(b)              533,997
                                                                      ---------------
Total                                                                         858,610
-------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (0.1%)
Central Garden & Pet Cl A                               8,945(b)               88,108
-------------------------------------------------------------------------------------

INSURANCE (5.7%)
Allied World Assurance Holdings                         5,378(c)              203,020
American Financial Group                                8,233                 176,351
Amerisafe                                               4,590(b,d)             74,129
Aspen Insurance Holdings                               26,922(c)              621,629
Brown & Brown                                          41,400                 798,192
Delphi Financial Group Cl A                             5,199(d)               98,989
HCC Insurance Holdings                                 55,850(d)            1,378,936
Montpelier Re Holdings                                 15,500(c)              207,390
Navigators Group                                        1,557(b)               68,103
Platinum Underwriters Holdings                          3,978(c)              114,686
Protective Life                                        32,800(d)              405,408
RLI                                                    18,700(d)              876,282
StanCorp Financial Group                               33,100               1,026,761
Tower Group                                            28,214(d)              674,032
United Fire & Casualty                                  3,590(d)               62,502
Validus Holdings                                        7,420(c)              169,250
                                                                      ---------------
Total                                                                       6,955,660
-------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (0.4%)
NutriSystem                                             3,551                  48,649
PetMed Express                                         24,173(b,d)            353,409
Ticketmaster Entertainment                              4,749(b)               36,947
                                                                      ---------------
Total                                                                         439,005
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (1.9%)
DealerTrack Holdings                                   31,700(b,d)            454,895
Dice Holdings                                           1,079(b)                5,125
Digital River                                          16,100(b,d)            613,892
EarthLink                                              24,488(b,d)            191,986
Equinix                                                 3,200(b)              238,080
GSI Commerce                                           16,600(b,d)            213,476
j2 Global Communications                                7,125(b)              158,888
Open Text                                               2,943(b,c)            103,682
SAVVIS                                                 19,900(b)              234,223
United Online                                          10,034                  64,218
                                                                      ---------------
Total                                                                       2,278,465
-------------------------------------------------------------------------------------

IT SERVICES (2.6%)
Acxiom                                                 15,924                 170,228
Alliance Data Systems                                   8,400(b,d)            340,200
Broadridge Financial Solutions                          9,304                 154,074
CACI Intl Cl A                                          3,784(b)              145,192
Ciber                                                  10,886(b)               34,944
CSG Systems Intl                                       17,755(b)              244,486
CyberSource                                             7,247(b,d)             94,211
Global Cash Access Holdings                            14,931(b,d)            104,218
Global Payments                                        28,900               1,039,244


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
IT SERVICES (CONT.)
Heartland Payment Systems                               2,765                 $21,152
Hewitt Associates Cl A                                  4,332(b)              125,628
Integral Systems                                       15,700(b)              119,320
SAIC                                                    5,210(b)               91,019
Wright Express                                         18,709(b)              465,293
                                                                      ---------------
Total                                                                       3,149,209
-------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.2%)
JAKKS Pacific                                           3,425(b)               43,669
Polaris Inds                                            5,021                 159,517
Sport Supply Group                                      1,374                  10,291
                                                                      ---------------
Total                                                                         213,477
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (2.5%)
Bio-Rad Laboratories Cl A                               1,029(b)               76,599
Dionex                                                  2,306(b)              129,966
ICON ADR                                               47,300(b,c)            824,912
Kendle Intl                                            20,400(b)              212,160
Life Technologies                                       1,876(b)               72,751
PerkinElmer                                            50,800                 826,516
Techne                                                 14,500                 873,915
                                                                      ---------------
Total                                                                       3,016,819
-------------------------------------------------------------------------------------

MACHINERY (4.2%)
Actuant Cl A                                           43,400(d)              532,952
Altra Holdings                                          2,540(b)               16,764
Blount Intl                                             1,355(b)               11,368
Chart Inds                                             10,272(b,d)            218,075
CIRCOR Intl                                             2,078                  50,703
Clarcor                                                27,200(d)              779,552
EnPro Inds                                              4,830(b,d)             85,056
ESCO Technologies                                       1,823(b)               74,050
Gardner Denver                                         13,926(b,d)            394,663
Graco                                                  23,100                 514,899
IDEX                                                   47,980(d)            1,120,334
Lydall                                                  1,776(b)                6,553
RBC Bearings                                           38,700(b,d)            714,015
Robbins & Myers                                        12,632                 241,776
Timken                                                  8,646                 146,204
Toro                                                    3,295(d)              101,486
Watts Water Technologies Cl A                           3,672                  75,313
                                                                      ---------------
Total                                                                       5,083,763
-------------------------------------------------------------------------------------

MARINE (0.3%)
Kirby                                                  10,318(b,d)            346,891
-------------------------------------------------------------------------------------

MEDIA (1.5%)
CTC Media                                               1,964(b,c)             19,463
DreamWorks Animation SKG Cl A                             467(b)               13,011
John Wiley & Sons Cl A                                 30,500                 964,105
Mediacom Communications Cl A                            2,889(b)               17,305
Regal Entertainment Group Cl A                         62,900                 802,604
                                                                      ---------------
Total                                                                       1,816,488
-------------------------------------------------------------------------------------

METALS & MINING (1.2%)
Brush Engineered Materials                              2,550(b,d)             39,143
Compass Minerals Intl                                   2,818(d)              151,129
Eldorado Gold                                          61,000(b,c)            605,120
Reliance Steel & Aluminum                              16,800                 638,232
                                                                      ---------------
Total                                                                       1,433,624
-------------------------------------------------------------------------------------

MULTILINE RETAIL (0.2%)
Dollar Tree                                             3,912(b)              175,140
Fred's Cl A                                             4,995                  64,086
                                                                      ---------------
Total                                                                         239,226
-------------------------------------------------------------------------------------

MULTI-UTILITIES (0.2%)
CH Energy Group                                         1,203                  49,888
NorthWestern                                            9,300                 199,299
                                                                      ---------------
Total                                                                         249,187
-------------------------------------------------------------------------------------

OFFICE ELECTRONICS (0.1%)
Zebra Technologies Cl A                                 6,308(b,d)            137,704
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (4.7%)
Alpha Natural Resources                                18,713(b)              515,543
Arena Resources                                        20,200(b,d)            723,564
Bill Barrett                                           15,500(b)              527,465
Comstock Resources                                     26,100(b)            1,039,563
Concho Resources                                       30,600(b)              980,730
Denbury Resources                                      15,000(b)              257,850
Encore Acquisition                                      3,700(b)              131,313
EXCO Resources                                         70,600(b,d)          1,086,535
Penn Virginia                                           4,394(d)               84,013
Petroleum Development                                   1,902(b)               34,445


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
22  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
OIL, GAS & CONSUMABLE FUELS (CONT.)
St. Mary Land & Exploration                             6,597(d)             $142,891
Stone Energy                                            3,854(b,d)             32,566
World Fuel Services                                     3,759(d)              159,532
                                                                      ---------------
Total                                                                       5,716,010
-------------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.1%)
Buckeye Technologies                                   12,750(b)               64,643
Clearwater Paper                                        1,908(b)               45,162
Kapstone Paper and Packaging                            5,839(b)               24,816
                                                                      ---------------
Total                                                                         134,621
-------------------------------------------------------------------------------------

PERSONAL PRODUCTS (0.1%)
Chattem                                                 1,730(b,d)            103,333
-------------------------------------------------------------------------------------

PHARMACEUTICALS (0.5%)
King Pharmaceuticals                                   15,575(b)              147,340
Matrixx Initiatives                                       623(b)               11,594
Medicis Pharmaceutical Cl A                             9,995(d)              157,121
Perrigo                                                 8,100(d)              217,565
Questcor Pharmaceuticals                                2,279(b,d)              9,709
Sucampo Pharmaceuticals Cl A                            1,023(b,d)              5,739
ViroPharma                                              9,726(b)               67,596
                                                                      ---------------
Total                                                                         616,664
-------------------------------------------------------------------------------------

PROFESSIONAL SERVICES (3.9%)
Administaff                                            17,600                 378,400
Advisory Board                                         18,300(b,d)            424,560
COMSYS IT Partners                                     12,624(b)               63,877
FTI Consulting                                         20,400(b,d)          1,024,488
Heidrick & Struggles Intl                               2,025(d)               37,159
Huron Consulting Group                                  6,700(b,d)            307,061
Kforce                                                 41,600(b,d)            387,296
MPS Group                                              55,200(b)              418,968
On Assignment                                           1,597(b)                5,701
Resources Connection                                   41,800(b,d)            774,554
Robert Half Intl                                       35,000(d)              748,650
School Specialty                                        4,900(b,d)             93,198
Spherion                                                2,000(b)                6,880
Watson Wyatt Worldwide Cl A                             1,790(d)               67,913
                                                                      ---------------
Total                                                                       4,738,705
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (3.2%)
Colonial Properties Trust                               8,098                  63,002
Corporate Office Properties Trust                       2,168                  64,346
Equity Lifestyle Properties                             7,845(d)              307,838
Extra Space Storage                                     4,266(d)               32,038
Gladstone Commercial                                   23,800                 278,698
Hatteras Financial                                      4,700                 117,124
Highwoods Properties                                    5,200                 117,624
Home Properties                                         3,926                 130,736
Kilroy Realty                                           4,193(d)               89,269
Mack-Cali Realty                                        5,975(d)              147,642
MFA Financial                                         147,700                 924,602
Mid-America Apartment Communities                       9,305(d)              337,678
Natl Retail Properties                                  9,578(d)              163,880
PS Business Parks                                       2,862(d)              128,418
Realty Income                                           3,196(d)               68,618
Senior Housing Properties Trust                        13,890                 232,658
Sovran Self Storage                                     2,718                  65,667
Sunstone Hotel Investors                               40,715(d)              236,554
Tanger Factory Outlet Centers                           4,024                 130,217
Taubman Centers                                        10,888(d)              269,369
                                                                      ---------------
Total                                                                       3,905,978
-------------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.4%)
Jones Lang LaSalle                                     11,300(d)              396,065
Thomas Properties Group                                30,500                  45,445
                                                                      ---------------
Total                                                                         441,510
-------------------------------------------------------------------------------------

ROAD & RAIL (2.8%)
Arkansas Best                                           2,698                  75,841
Genesee & Wyoming Cl A                                  2,600(b,d)             75,192
Heartland Express                                      77,713(d)            1,220,094
JB Hunt Transport Services                             27,800                 854,294


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
ROAD & RAIL (CONT.)
Knight Transportation                                  62,872(d)           $1,115,349
Old Dominion Freight Line                               2,922(b,d)             86,053
                                                                      ---------------
Total                                                                       3,426,823
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (4.8%)
Actel                                                   1,568(b,d)             17,687
Advanced Energy Inds                                    2,403(b,d)             22,708
ASM Intl                                                8,095(b,c,d)          114,463
Atheros Communications                                  7,600(b)              127,376
ATMI                                                   19,100(b,d)            309,993
Cavium Networks                                        39,300(b,d)            567,492
Cirrus Logic                                            1,195(b)                4,649
Cohu                                                    1,028                   9,509
Cypress Semiconductor                                  30,326(b)              260,804
Exar                                                    6,894(b,d)             44,535
FEI                                                     4,698(b)              102,228
FormFactor                                             28,300(b,d)            513,645
Integrated Device Technology                            9,473(b)               53,333
Micrel                                                  2,980                  21,903
MKS Instruments                                         5,348(b)               72,251
Pericom Semiconductor                                   3,093(b)               29,229
Power Integrations                                     63,000(d)            1,389,781
Rudolph Technologies                                    3,725(b,d)             16,502
Semtech                                                37,004(b)              595,394
Silicon Image                                          22,453(b)               53,214
Silicon Laboratories                                    1,841(b,d)             61,894
Skyworks Solutions                                     35,174(b)              335,208
Standard Microsystems                                   7,983(b,d)            147,207
Ultratech                                               1,480(b)               18,589
Varian Semiconductor Equipment Associates               7,948(b,d)            186,937
Verigy                                                 57,200(b,c)            686,400
Volterra Semiconductor                                  6,093(b)               83,230
                                                                      ---------------
Total                                                                       5,846,161
-------------------------------------------------------------------------------------

SOFTWARE (3.3%)
Blackbaud                                              36,400(d)              504,868
Blackboard                                              2,100(b,d)             60,522
CommVault Systems                                      34,100(b,d)            421,135
Epicor Software                                         5,693(b,d)             29,262
Informatica                                            11,431(b,d)            186,668
JDA Software Group                                      3,624(b)               53,998
Manhattan Associates                                    1,411(b,d)             24,819
Mentor Graphics                                         8,089(b)               45,460
NetScout Systems                                        3,709(b)               34,790
Progress Software                                       4,980(b)              111,652
Quest Software                                         41,003(b)              529,759
Rosetta Stone                                           1,900(b)               45,809
Soapstone Networks                                      6,236(b)               23,634
SolarWinds                                                500(b,d)              7,500
Solera Holdings                                        46,500(b)            1,064,851
SPSS                                                    5,313(b,d)            177,295
Sybase                                                  8,919(b,d)            290,135
Synopsys                                               11,828(b,d)            230,409
Take-Two Interactive Software                          10,330                  89,458
Taleo Cl A                                              3,768(b)               58,404
Tyler Technologies                                      3,556(b,d)             59,741
                                                                      ---------------
Total                                                                       4,050,169
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (1.8%)
Aaron Rents                                             9,080                 295,736
Aeropostale                                             3,668(b)              126,986
Cabela's                                                4,890(b)               64,988
Cato Cl A                                               3,742                  71,996
Children's Place Retail Stores                          3,106(b,d)            111,536
Dress Barn                                              5,667(b,d)             89,709
Finish Line Cl A                                        6,919                  47,810
Genesco                                                11,410(b)              294,264
GUESS?                                                  7,100                 183,322
Hibbett Sports                                          3,497(b,d)             63,051
Hot Topic                                              11,610(b,d)             83,708
Jo-Ann Stores                                          14,190(b,d)            306,646
Midas                                                     638(b)                6,380
Stage Stores                                            5,123                  62,142
Tractor Supply                                          4,942(b,d)            189,674
Wet Seal Cl A                                          79,800(b)              251,370
                                                                      ---------------
Total                                                                       2,249,318
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (1.6%)
Carter's                                                7,049(b,d)            166,709
Fossil                                                  5,518(b,d)            123,493
Maidenform Brands                                       2,382(b)               30,775
Steven Madden                                           1,847(b)               50,275
True Religion Apparel                                   2,211(b,d)             50,986
UniFirst                                                2,010                  68,642
Volcom                                                 34,425(b,d)            470,590


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
24  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
TEXTILES, APPAREL & LUXURY GOODS (CONT.)
Warnaco Group                                          26,600(b)             $840,559
Wolverine World Wide                                    6,212(d)              123,060
                                                                      ---------------
Total                                                                       1,925,089
-------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (0.3%)
Charter Financial                                         679                   7,231
First Niagara Financial Group                           6,036                  76,597
Provident Financial Services                            6,552(d)               64,472
Trustco Bank NY                                        10,169                  57,353
WSFS Financial                                          5,400                 143,262
                                                                      ---------------
Total                                                                         348,915
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (2.6%)
Beacon Roofing Supply                                  58,637(b)              850,237
Interline Brands                                       26,200(b)              349,770
Rush Enterprises Cl A                                  38,700(b)              451,629
Watsco                                                 27,900(d)            1,373,516
WESCO Intl                                              6,375(b,d)            170,404
                                                                      ---------------
Total                                                                       3,195,556
-------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (1.0%)
SBA Communications Cl A                                44,100(b,d)          1,127,637
Syniverse Holdings                                      9,898(b,d)            147,975
                                                                      ---------------
Total                                                                       1,275,612
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $135,864,715)                                                     $119,489,959
-------------------------------------------------------------------------------------




MONEY MARKET FUND (1.6%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.27%               1,979,972(e)         $1,979,972
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $1,979,972)                                                         $1,979,972
-------------------------------------------------------------------------------------



INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN (27.3%)
                                                       SHARES                VALUE(a)
CASH COLLATERAL REINVESTMENT FUND
JPMorgan Prime Money Market Fund                     33,341,079           $33,341,079
-------------------------------------------------------------------------------------

TOTAL INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN
(Cost: $33,341,079)                                                       $33,341,079
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $171,185,766)(f)                                                  $154,811,010
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using policies described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At May 31, 2009, the value of foreign securities represented 3.7% of net assets.

(d) At May 31, 2009, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Affiliated Money Market Fund -- See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at May 31, 2009.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  25

PORTFOLIO OF INVESTMENTS (continued)  ------------------------------------------

(f) At May 31, 2009, the cost of securities for federal income tax purposes was $174,102,035 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                          $7,822,227
     Unrealized depreciation                         (27,113,252)
     -----------------------------------------------------------
     Net unrealized depreciation                    $(19,291,025)
     -----------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) requires disclosures relating to the fair valuation of securities for financial statement purposes.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 -- quoted prices in active markets for identical securities

     - Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Observable inputs are those based on market data obtained from sources independent of the Fund, and unobservable inputs reflect the Fund's own assumptions based on the best information available. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level.

The following table is a summary of the inputs used to value the Fund's investments as of May 31, 2009:

                                          FAIR VALUE AT MAY 31, 2009
                          ----------------------------------------------------------
                               LEVEL 1        LEVEL 2
                            QUOTED PRICES      OTHER        LEVEL 3
                              IN ACTIVE     SIGNIFICANT   SIGNIFICANT
                             MARKETS FOR     OBSERVABLE  UNOBSERVABLE
DESCRIPTION               IDENTICAL ASSETS     INPUTS       INPUTS         TOTAL
------------------------------------------------------------------------------------
Investments in
  securities                 $154,811,010        $--          $--       $154,811,010





--------------------------------------------------------------------------------
26  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



HOW TO FIND INFORMATION ABOUT THE FUND'S QUARTERLY PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as filed on Form N-Q, can be obtained without charge, upon request, by calling the RiverSource Family of Funds at 1(800) 221-2450.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  27

STATEMENT OF ASSETS AND LIABILITIES  -------------------------------------------
MAY 31, 2009


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $135,864,715)                       $119,489,959
  Affiliated money market fund (identified cost $1,979,972)                     1,979,972
  Investments of cash collateral received for securities on loan
    (identified cost $33,341,079)                                              33,341,079
-----------------------------------------------------------------------------------------
Total investments in securities (identified cost $171,185,766)                154,811,010
Capital shares receivable                                                          30,239
Dividends and accrued interest receivable                                          58,767
Receivable for investment securities sold                                       1,299,997
-----------------------------------------------------------------------------------------
Total assets                                                                  156,200,013
-----------------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                            155,536
Payable for investment securities purchased                                       537,332
Payable upon return of securities loaned                                       33,341,079
Accrued investment management services fees                                         3,201
Accrued distribution fees                                                          23,850
Accrued transfer agency fees                                                        1,280
Accrued administrative services fees                                                  264
Accrued plan administration services fees                                             416
Other accrued expenses                                                            100,001
-----------------------------------------------------------------------------------------
Total liabilities                                                              34,162,959
-----------------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                           $122,037,054
-----------------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                              $    358,193
Additional paid-in capital                                                    206,681,552
Excess of distributions over net investment income                                 (2,002)
Accumulated net realized gain (loss)                                          (68,625,933)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign currencies          (16,374,756)
-----------------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding capital stock     $122,037,054
-----------------------------------------------------------------------------------------
*Including securities on loan, at value                                      $ 32,966,636
-----------------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $106,851,808           31,129,071                       $3.43(1)
Class B                     $ 11,759,149            3,675,291                       $3.20
Class C                     $  1,271,635              397,882                       $3.20
Class I                     $      6,010                1,724                       $3.49
Class R4                    $  2,148,452              615,294                       $3.49
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $3.64. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

STATEMENT OF OPERATIONS  -------------------------------------------------------
YEAR ENDED MAY 31, 2009


INVESTMENT INCOME
Income:
Dividends                                                          $  1,674,962
Interest                                                                  1,240
Income distributions from affiliated money market fund                  125,753
Fee income from securities lending                                      112,891
  Less foreign taxes withheld                                            (1,350)
-------------------------------------------------------------------------------
Total income                                                          1,913,496
-------------------------------------------------------------------------------
Expenses:
Investment management services fees                                   1,381,155
Distribution fees
  Class A                                                               326,818
  Class B                                                               153,089
  Class C                                                                14,814
Transfer agency fees
  Class A                                                               449,579
  Class B                                                                55,774
  Class C                                                                 5,293
  Class R4                                                                1,146
Administrative services fees                                            119,853
Plan administration services fees -- Class R4                             5,730
Compensation of board members                                             4,261
Custodian fees                                                           95,040
Printing and postage                                                     69,026
Registration fees                                                        43,390
Professional fees                                                        31,674
Other                                                                     7,800
-------------------------------------------------------------------------------
Total expenses                                                        2,764,442
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                         (684,841)
  Earnings and bank fee credits on cash balances                         (1,991)
-------------------------------------------------------------------------------
Total net expenses                                                    2,077,610
-------------------------------------------------------------------------------
Investment income (loss) -- net                                        (164,114)
-------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on security transactions                   (46,439,858)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                (33,395,591)
-------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (79,835,449)
-------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(79,999,563)
-------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  29

STATEMENTS OF CHANGES IN NET ASSETS  -------------------------------------------


YEAR ENDED MAY 31,                                                          2009          2008
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $    (164,114) $ (1,425,180)
Net realized gain (loss) on investments                              (46,439,858)   11,450,219
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                 (33,395,591)  (43,720,670)
----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations      (79,999,563)  (33,695,631)
----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net realized gain
    Class A                                                                   --   (26,018,403)
    Class B                                                                   --    (3,775,350)
    Class C                                                                   --      (323,974)
    Class I                                                                   --        (1,236)
    Class R4                                                                  --      (413,170)
----------------------------------------------------------------------------------------------
Total distributions                                                           --   (30,532,133)
----------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                      17,713,321    20,007,195
  Class B shares                                                       1,640,368     2,573,166
  Class C shares                                                         309,004       284,363
  Class R4 shares                                                        530,053       693,992
Reinvestment of distributions at net asset value
  Class A shares                                                              --    25,538,787
  Class B shares                                                              --     3,719,181
  Class C shares                                                              --       315,340
  Class R4 shares                                                             --       411,736
Payments for redemptions
  Class A shares                                                     (37,297,795)  (69,479,034)
  Class B shares                                                      (7,033,848)  (16,314,699)
  Class C shares                                                        (501,583)   (1,027,889)
  Class R4 shares                                                       (453,266)   (1,130,329)
----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions    (25,093,746)  (34,408,191)
----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             (105,093,309)  (98,635,955)
Net assets at beginning of year                                      227,130,363   325,766,318
----------------------------------------------------------------------------------------------
Net assets at end of year                                          $ 122,037,054  $227,130,363
----------------------------------------------------------------------------------------------
Excess of distributions over net investment income                 $      (2,002) $     (2,551)
----------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

FINANCIAL HIGHLIGHTS  ----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $5.38        $6.79        $6.01        $5.81        $5.63
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .00(b),(c)  (.03)(b)     (.03)        (.04)        (.04)
Net gains (losses) (both realized and
 unrealized)                                         (1.95)        (.66)        1.05          .98          .86
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.95)        (.69)        1.02          .94          .82
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.72)        (.24)        (.74)        (.64)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.43        $5.38        $6.79        $6.01        $5.81
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $107         $196         $275         $302         $123
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.76%        1.69%        1.58%        1.76%        1.81%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     1.30%        1.31%        1.32%        1.51%        1.55%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.03%)       (.45%)       (.50%)       (.74%)       (.84%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                67%         106%          70%          88%          88%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (36.25%)      (9.95%)      17.57%       16.60%       14.62%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.30% for the year ended May 31, 2008.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  31

FINANCIAL HIGHLIGHTS (continued)  ----------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $5.05        $6.47        $5.79        $5.66        $5.54
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.03)(b)     (.07)(b)     (.08)        (.09)        (.08)
Net gains (losses) (both realized and
 unrealized)                                         (1.82)        (.63)        1.00          .96          .84
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.85)        (.70)         .92          .87          .76
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.72)        (.24)        (.74)        (.64)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.20        $5.05        $6.47        $5.79        $5.66
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $12          $26          $44          $60          $46
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         2.53%        2.45%        2.35%        2.54%        2.58%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     2.07%        2.07%        2.09%        2.29%        2.31%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.80%)      (1.21%)      (1.27%)      (1.53%)      (1.60%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                67%         106%          70%          88%          88%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (36.63%)     (10.65%)      16.49%       15.76%       13.73%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 2.06% for the year ended May 31, 2008.
(g) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $5.04        $6.46        $5.78        $5.65        $5.53
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.03)(b)     (.07)(b)     (.08)        (.09)        (.09)
Net gains (losses) (both realized and
 unrealized)                                         (1.81)        (.63)        1.00          .96          .85
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.84)        (.70)         .92          .87          .76
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.72)        (.24)        (.74)        (.64)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.20        $5.04        $6.46        $5.78        $5.65
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $1           $2           $3           $4           $4
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         2.52%        2.45%        2.34%        2.54%        2.57%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     2.06%        2.07%        2.09%        2.29%        2.31%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.79%)      (1.22%)      (1.26%)      (1.53%)      (1.60%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                67%         106%          70%          88%          88%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (36.51%)     (10.66%)      16.52%       15.78%       13.74%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 2.06% for the year ended May 31, 2008.
(g) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  33

FINANCIAL HIGHLIGHTS (continued)  ----------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $5.43        $6.83        $6.09        $5.86        $5.66
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .02(b)       .00(b),(c)    --         (.03)        (.03)
Net gains (losses) (both realized and
 unrealized)                                         (1.96)        (.68)         .98         1.00          .87
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.94)        (.68)         .98          .97          .84
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.72)        (.24)        (.74)        (.64)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.49        $5.43        $6.83        $6.09        $5.86
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--          $14           $7
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.17%        1.19%        1.09%        1.29%        1.32%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                      .85%         .90%         .97%        1.24%        1.30%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .53%        (.05%)       (.06%)       (.47%)       (.59%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                67%         106%          70%          88%          88%
--------------------------------------------------------------------------------------------------------------
Total return                                       (35.73%)      (9.75%)      16.68%       16.98%       14.89%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets for the years ended May 31, 2009 and May 31, 2008.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $5.46        $6.87        $6.07        $5.85        $5.65
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(b)      (.02)(b)     (.02)        (.03)        (.04)
Net gains (losses) (both realized and
 unrealized)                                         (1.98)        (.67)        1.06          .99          .88
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.97)        (.69)        1.04          .96          .84
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.72)        (.24)        (.74)        (.64)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.49        $5.46        $6.87        $6.07        $5.85
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $2           $3           $4           $4          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.47%        1.50%        1.39%        1.53%        1.63%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.14%        1.16%        1.15%        1.30%        1.37%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .15%        (.29%)       (.33%)       (.50%)       (.67%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                67%         106%          70%          88%          88%
--------------------------------------------------------------------------------------------------------------
Total return                                       (36.08%)      (9.84%)      17.72%       16.84%       14.92%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.15% for the year ended May 31, 2008.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS  -------------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Partners Small Cap Equity Fund (the Fund) is a series of RiverSource Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities issued by small companies.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At May 31, 2009, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) owned 100% of Class I shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets and liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
Effective June 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements

--------------------------------------------------------------------------------
36  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurements disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange (NYSE) and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the NYSE, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the NYSE.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value. Investments in money market funds are valued at net asset value.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

FOREIGN CURRENCY TRANSLATIONS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of re-characterization of REIT distributions, post-October losses and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.


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38  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


In the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, excess of distributions over net investment income has been decreased by $164,663 and accumulated net realized loss has been decreased by $60,013 resulting in a net reclassification adjustment to decrease paid-in capital by $224,676.

The tax character of distributions paid for the years indicated is as follows:

                                            YEAR ENDED MAY 31,
                                     2009                       2008
                           -----------------------   --------------------------
                           ORDINARY     LONG-TERM      ORDINARY      LONG-TERM
                            INCOME    CAPITAL GAIN      INCOME     CAPITAL GAIN
-------------------------------------------------------------------------------
Class A                       $--          $--       $11,860,160    $14,158,243
Class B                        --           --         1,721,466      2,053,884
Class C                        --           --           147,725        176,249
Class I                        --           --               564            672
Class R4                       --           --           188,389        224,781


At May 31, 2009, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income..................   $         --
Undistributed accumulated long-term gain.......   $         --
Accumulated realized loss......................   $(65,709,663)
Unrealized appreciation (depreciation).........   $(19,293,028)


RECENT ACCOUNTING PRONOUNCEMENTS
The Fund has adopted FASB Staff Position No. 133-1 and FIN No. 45-4 (FSP FAS 133-1 and FIN 45-4), "Disclosures about Credit Derivatives and Certain
Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45." The amendments to FSP FAS 133-1 and FIN 45-4 require enhanced disclosures about a fund's derivatives and guarantees. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments,
(b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows and (d) the current status of the payment/performance risk of the credit derivative. The amendments to FSP FAS 133-1 and FIN 45-4 also require additional disclosures about the current status of the payment/performance risk of a guarantee. At May 31, 2009, the Fund did not own nor was it a party to any credit derivative contracts within the scope of these amendments.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

The Fund has adopted Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. At May 31, 2009, and for the year then ended, the Fund had no transactions or investments in derivatives within the scope of this statement.

On April 9, 2009, the FASB issued Staff Position No. 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also requires additional disaggregation of the current SFAS 157 required disclosures. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Management is currently evaluating the impact that the adoption of FSP 157-4 will have on the amounts and disclosures within the Fund's financial statements.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.97% to 0.87% annually as the Fund's net assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Small-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum

--------------------------------------------------------------------------------
40  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $72,062 for the year ended May 31, 2009. The management fee for the year ended May 31, 2009, was 0.92% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENTS
The Investment Manager has Subadvisory Agreements with American Century Investment Management, Inc., Lord, Abbett & Co. LLC and Jennison Associates LLC, each of which subadvises a portion of the assets of the Fund. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations. The Investment Manager contracts with and compensates each subadviser to manage the investment of the Fund's assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's net assets increase. The fee for the year ended May 31, 2009, was 0.08% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended May 31, 2009 other expenses paid to this company were $1,220.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other funds in the RiverSource Family of Funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees in the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has agreements with RiverSource Distributors, Inc. and RiverSource Fund Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, of the 1.00% fee, up to 0.75% is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed (unreimbursed expense) was approximately $499,000 and $19,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of April 30, 2009, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $105,900 for Class A, $8,810 for Class B and $90 for Class C for the year ended May 31, 2009.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended May 31, 2009, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding

--------------------------------------------------------------------------------
42  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class A.............................................  1.30%
Class B.............................................  2.07
Class C.............................................  2.06
Class I.............................................  0.85
Class R4............................................  1.14


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $187,022
Class B..........................................    21,902
Class C..........................................     2,149


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4...........................................  $384


The management fees waived/reimbursed at the Fund level were $473,384.

Under an agreement which was effective until May 31, 2009, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the class average daily net assets:

Class A.............................................  1.35%
Class B.............................................  2.12
Class C.............................................  2.11
Class I.............................................  0.90
Class R4............................................  1.20


Effective June 1, 2009, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2010, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

performance incentive adjustment, will not exceed the following percentage of the class average daily net assets:

Class A.............................................  1.33%
Class B.............................................  2.10
Class C.............................................  2.09
Class I.............................................  0.88
Class R4............................................  1.18


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the year ended May 31, 2009, the Fund's custodian and transfer agency fees were reduced by $1,991 as a result of earnings and bank fee credits from overnight cash balances. Effective Dec. 15, 2008, the Fund pays custodian fees to JPMorgan Chase Bank, N.A. For the period from June 1, 2008 to Dec. 15, 2008, the Fund paid custodian fees amounting to $115,845 to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $101,165,098 and $123,785,106, respectively, for the year ended May 31, 2009. Realized gains and losses are determined on an identified cost basis.

Brokerage commissions paid to brokers affiliated with the subadviser were $141 for the year ended May 31, 2009.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                        YEAR ENDED MAY 31, 2009
                                   ISSUED FOR
                                   REINVESTED                        NET
                         SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
--------------------------------------------------------------------------------
Class A               4,702,151           --    (10,040,709)      (5,338,558)
Class B                 458,438           --     (1,858,014)      (1,399,576)
Class C                  87,450           --       (133,123)         (45,673)
Class R4                154,684           --       (125,936)          28,748




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44  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


                                        YEAR ENDED MAY 31, 2008
                                   ISSUED FOR
                                   REINVESTED                        NET
                         SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
--------------------------------------------------------------------------------
Class A               3,398,616    4,864,531    (12,271,465)      (4,008,318)
Class B                 475,145      751,350     (2,898,020)      (1,671,525)
Class C                  53,331       63,834       (194,699)         (77,534)
Class R4                122,244       77,249       (203,472)          (3,979)


5. LENDING OF PORTFOLIO SECURITIES

Effective Dec. 1, 2008, the Fund has entered into a Master Securities Lending Agreement (the Agreement) with JPMorgan Chase Bank, National Association (JPMorgan). The Agreement authorizes JPMorgan as lending agent to lend securities to authorized borrowers in order to generate additional income on behalf of the Fund. Pursuant to the Agreement, the securities loaned are secured by cash or U.S. government securities equal to at least 100% of the market value of the loaned securities. Any additional collateral required to maintain those levels due to market fluctuations of the loaned securities is delivered the following business day. Cash collateral received is invested by the lending agent on behalf of the Fund into authorized investments pursuant to the Agreement. The investments made with the cash collateral are listed in the Portfolio of Investments. The values of such investments and any uninvested cash collateral balance are disclosed in the Statement of Assets and Liabilities along with the related obligation to return the collateral upon the return of the securities loaned. At May 31, 2009, securities valued at $32,966,636 were on loan, secured by cash collateral of $33,341,079 invested in short-term securities or in cash equivalents.

Pursuant to the Agreement, the Fund receives income for lending its securities either in the form of fees or by earning interest on invested cash collateral, net of negotiated rebates paid to borrowers and fees paid to the lending agent for services provided and any other securities lending expenses. Income of $78,576 earned from securities lending from Dec. 1, 2008 through May 31, 2009 is included in the Statement of Operations. The Fund also continues to earn interest and dividends on the securities loaned.

Risks of delay in recovery of securities or even loss of rights in the securities may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the value of the collateral received. JPMorgan will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due. Such indemnification does not extend to losses associated with declines in the value of

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  45

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


cash collateral investments. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

Prior to Dec. 1, 2008, the Investment Manager served as securities lending agent for the Fund under the Securities Lending Agency Agreement pursuant to which the Fund agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program. Expenses paid to the Investment Manager as securities lending agent were $1,257 through Nov. 30, 2008 and are included in other expenses in the Statement of Operations. Cash collateral received on loaned securities had been invested in an affiliated money market fund. Income of $34,315 earned from securities lending from June 1, 2008 through Nov. 30, 2008 is included in the Statement of Operations.

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $42,127,815 and $51,398,026, respectively, for the year ended May 31, 2009. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found in the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at May 31, 2009, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing

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46  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended May 31, 2009.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A., whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

8. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $22,559,518 at May 31, 2009, that if not offset by capital gains will expire as follows:


   2010           2017
$7,164,740    $15,394,778


Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2008 and its fiscal year end (post-October loss) as occurring on the first day of the following tax year. At May 31, 2009, the Fund had a post-October loss of $43,150,145 that is treated for income tax purposes as occurring on June 1, 2009.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  47

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual

--------------------------------------------------------------------------------
48  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------



fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (which is now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  49

NOTES TO FINANCIAL STATEMENTS (continued)  -------------------------------------


adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

10. SUBSEQUENT EVENT

On June 11, 2009, the Fund's Board of Directors approved in principle the merger of the Fund into Seligman Smaller-Cap Value Fund. Completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that, pending final approval from the Fund's Directors, proxy materials regarding the merger will be distributed to shareholders during the fourth quarter of 2009 or the first quarter of 2010, and that a meeting of shareholders to consider the merger will be scheduled for the first quarter of 2010.


--------------------------------------------------------------------------------
50  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Partners Small Cap Equity Fund (the
Fund) (one of the portfolios constituting the RiverSource Managers Series, Inc.) as of May 31, 2009, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through May 31, 2007, were audited by other auditors whose report dated July 20, 2007, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of May 31, 2009, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued) ------------

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Partners Small Cap Equity Fund of the RiverSource Managers Series, Inc. at May 31, 2009, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
July 21, 2009


--------------------------------------------------------------------------------
52  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

Fiscal period ended May 31, 2009

The Fund designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  53

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource Family of Funds that each Board member oversees consists of 149 funds, which includes 105 RiverSource funds and 44 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Family of Funds, 1999-2006; former    None
901 S. Marquette Ave.      1999                  Governor of Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley University
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 70                     2002
------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
54  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (financial services), 1986-1997
Age 66
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C. since 1987; Vice           Digital Ally, Inc.
901 S. Marquette Ave.      2008                  President and General Counsel, Automotive Legal          (digital imaging);
Minneapolis, MN 55402                            Affairs, Chrysler Corporation, 1990-1997                 Infinity, Inc. (oil
Age 67                                                                                                    and gas exploration
                                                                                                          and production); OGE
                                                                                                          Energy Corp. (energy
                                                                                                          and energy services)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceuticals,
Minneapolis, MN 55402                            Biotech                                                  Inc.
Age 65                                                                                                    (biotechnology);
                                                                                                          Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  55

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. since 2005;
Financial Center           Vice President since  President, Chairman of the Board and Chief Investment
Minneapolis, MN 55474      2002                  Officer, RiverSource Investments, LLC since 2001;
Age 48                                           Director, President and Chief Executive Officer,
                                                 Ameriprise Certificate Company since 2006; Chairman of
                                                 the Board and Chief Executive Officer, RiverSource
                                                 Distributors, Inc. since 2006 and of RiverSource Fund
                                                 Distributors, Inc. since 2008; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc., 2001-2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments or Ameriprise Financial.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; or visiting riversource.com/funds.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           and Director and Vice President -- Asset Management,
Minneapolis, MN 55474                            Products and Marketing, RiverSource Distributors, Inc.
Age 43                                           since 2006 and of RiverSource Fund Distributors, Inc.
                                                 since 2008; Managing Director and Global Head of
                                                 Product, Morgan Stanley Investment Management, 2004-
                                                 2006; President, Touchstone Investments, 2002-2004
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
56  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 45                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Chief Administrative Officer, RiverSource Investments,
5228 Ameriprise Financial  2006                  LLC since 2009; Vice President -- Asset Management and
Center Minneapolis, MN                           Trust Company Services, RiverSource Investments, LLC,
55474                                            2006-2009; Vice President -- Operations and Compliance,
Age 43                                           RiverSource Investments, LLC, 2004-2006; Director of
                                                 Product Development -- Mutual Funds, Ameriprise
                                                 Financial, Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 54
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 50                                           since 2006; Chief Counsel, RiverSource Fund
                                                 Distributors, Inc. since 2008; Vice President, General
                                                 Counsel and Secretary, Ameriprise Certificate Company
                                                 since 2005; Vice President -- Asset Management
                                                 Compliance, Ameriprise Financial, Inc., 2004-2005;
                                                 Senior Vice President and Chief Compliance Officer,
                                                 USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Eleanor T.M. Hoagland      Chief Compliance      Chief Compliance Officer, RiverSource Investments, LLC,
100 Park Avenue            Officer since 2009    Kenwood Capital Management LLC, Ameriprise Certificate
New York, NY 10010                               Company, RiverSource Service Corporation and Seligman
Age 58                                           Data Corp. since 2009; Chief Compliance Officer for
                                                 each of the Seligman funds since 2004 and all funds in
                                                 the RiverSource Family of Funds since 2009; Anti-Money
                                                 Laundering Prevention Officer and Identity Theft
                                                 Prevention Officer for each of the Seligman funds since
                                                 2008; Managing Director, J. & W. Seligman & Co.
                                                 Incorporated and Vice-President for each of the
                                                 Seligman funds, 2004-2008
--------------------------------------------------------------------------------------------------------

Neysa M. Alecu             Money Laundering      Vice President -- Compliance, Ameriprise Financial,
2934 Ameriprise Financial  Prevention Officer    Inc. since 2008; Anti-Money Laundering Officer,
Center                     since 2004            Ameriprise Financial, Inc. since 2004; Compliance
Minneapolis, MN 55474                            Director, Ameriprise Financial, Inc., 2004-2008
Age 45
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  57

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement"), RiverSource Investments provides investment advice and other services to the Fund and all funds in the RiverSource Family of Funds (collectively, the "Funds"). In addition, under the subadvisory agreements (the "Subadvisory Agreements") between RiverSource Investments and each subadviser (collectively, the "Subadvisers"), the Subadvisers perform portfolio management and related services for the Fund.

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of each of the IMS Agreement and the Subadvisory Agreements (together, the "Advisory Agreements"). RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2009, including reports based on data provided by independent organizations to assist the Board in making these determinations. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the Advisory Agreements. At the April 7-8, 2009 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory and subadvisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

Nature, Extent and Quality of Services Provided by RiverSource Investments and the Subadvisers: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments and the Subadvisers, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, most notably, the large investment made in the acquisition of J. & W. Seligman & Co. Incorporated, including its portfolio management operations, personnel and infrastructure (including the addition of two new offices in New York City and Palo Alto). Further, in connection with the Board's evaluation of the overall

--------------------------------------------------------------------------------
58  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. Further, the Board considered RiverSource Investments' ability to retain key personnel and its expectations in this regard. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments, its affiliates and each of the Subadvisers were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods, recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2007 to December 2008. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and the exceptionally challenging market conditions involved. Additionally, the Board reviewed the performance of each of the Subadvisers and RiverSource Investments' processes for monitoring the Subadvisers. The Board considered, in particular, management's rationale for recommending the continued retention of each Subadviser.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization)

--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  59

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund (excluding the effect of a performance incentive adjustment, if applicable), with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 8, 2009,

--------------------------------------------------------------------------------
60  RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements for an additional annual period.

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
            RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND -- 2009 ANNUAL REPORT  61

NOTES --------------------------------------------------------------------------




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

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

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

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

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

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

RIVERSOURCE PARTNERS SMALL CAP EQUITY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., and
                                RiverSource Fund Distributors, Inc., Members FINRA, and
                                managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C)2009 RiverSource Investments, LLC.                              S-6237 M (7/09)